UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Leggett & Platt, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

LEGGETT & PLATT, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 8, 2024

10:00 a.m. Central Time

Virtual Meeting Only

No Physical Meeting Location

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 8, 2024.

Notice is hereby given that the Annual Meeting of Shareholders of Leggett & Platt, Incorporated will be held virtually on Wednesday, May 8, 2024 at 10:00 a.m. Central Time.

To register for the virtual Annual Meeting:

●	No later than 5:00 p.m. Central Time on May 7, 2024, visit register.proxypush.com/leg on your smartphone, tablet or computer.

●	You will then be required to enter your shareholder control number located in the upper right-hand corner of this notice.

After registering, you will receive a confirmation email. Then, approximately 1 hour prior to the start of the meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Annual Meeting via a live webcast.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report to Shareholders are available at	www.leggett.com/proxymaterials

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 26, 2024 to facilitate timely delivery.

Proposals to be presented at the Annual Meeting are listed below.

The Board of Directors Recommends a Vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors
a. Angela Barbee	e. J. Mitchell Dolloff	i. Srikanth Padmanabhan
b. Mark A. Blinn	f. Manuel A. Fernandez	j. Jai Shah
c. Robert E. Brunner	g. Karl G. Glassman	k. Phoebe A. Wood
d. Mary Campbell	h. Joseph W. McClanathan

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
3.	An advisory vote to approve named executive officer compensation as described in the Company’s proxy statement.
4.	Approval of the amendment and restatement of the Flexible Stock Plan.
5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS IS NOT A FORM FOR VOTING

See reverse side for voting instructions.

You may immediately vote your proxy on the Internet at:

www.proxypush.com/leg

●	Use the Internet to vote your proxy 24 hours a day, 7 days a week.

●	Please have this Notice available. Follow the instructions to vote your proxy.

●	Please check the proxy materials for instructions on how to vote virtually at the meeting.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request copies of the proxy materials for this and/or future shareholder meetings, please contact us via:

Internet/Mobile – Access the Internet and go to	www.investorelections.com/leg	. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at	paper@investorelections.com	with “LEG Materials Request” in the subject line. The email must include:

●  The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

●  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

●  If you choose email delivery you must include the email address.

●  If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Statement and Annual Report to Shareholders.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials, including the proxy card, Proxy Statement and Annual Report to Shareholders, via phone, email or Internet.